SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                DELTATHREE, INC.
             -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             -------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             ----------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             ----------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

             ----------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

             ----------------------------------------------------------------

         (5) Total fee paid:

             ----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed:


             As filed with the Securities and Exchange Commission on
                                November 5, 2003
deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004


                                                              November 5, 2003

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of deltathree, Inc. (the "Company") to be held at The Regent Wall Street, 55 Wall Street, New York, New York 10005, on December 8, 2003, commencing at 10:30 a.m., local time. I urge you to be present in person or represented by proxy at the Meeting.

         The enclosed Notice of Annual Meeting and Proxy Statement fully describes the business to be transacted at the Meeting, which includes (i) the election of seven directors of the Company, (ii) the ratification of the appointment by the Board of Directors of Brightman Almagor & Co., a member firm of Deloitte & Touche, as independent auditors for the year ending December 31, 2003, and (iii) the transaction of any other business that may properly be brought before the Meeting or any adjournment or postponement thereof.

         Our Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of us and our stockholders and unanimously recommends a vote "FOR" each of the matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

         The Board of Directors has fixed the close of business on October 29, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting will be located at our offices, 75 Broad Street, 31st Floor, New York, New York 10004, at least ten days prior to the Meeting and will also be available for inspection at the Meeting.

         Our directors and officers will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Even if you expect to attend the Meeting, please sign, date and return the enclosed proxy card without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy.

                                   Sincerely,


                                   /s/ Shimmy Zimels
                                   --------------------------------------
                                   Shimmy Zimels
                                   Chief Executive Officer and President
deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004


                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on December 8, 2003

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of deltathree, Inc. (the "Company") will be held at The Regent Wall Street, 55 Wall Street, New York, New York 10005, on December 8, 2003, commencing at 10:30 a.m., local time. A proxy card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

1. The election of seven directors for a one-year term expiring at our Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified;

2. The ratification of the appointment by the Board of Directors of Brightman Almagor & Co., a member firm of Deloitte & Touche, as independent auditors for the year ending December 31, 2003;

3. Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

         The close of business on October 29, 2003 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to examination by any stockholder during ordinary business hours at our offices at 75 Broad Street, 31st Floor, New York, New York 10004.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         A copy of our Annual Report for 2002, which includes our audited financial statements, is being mailed together with this proxy material.

         YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  By Order of the Board of Directors,

                                  /s/ Paul C. White

                                  Paul C. White
                                  Secretary

New York, New York
November 5, 2003
deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held December 8, 2003

                             ----------------------

                       SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement and accompanying proxy materials are being first mailed on or about November 6, 2003 to stockholders of deltathree, Inc. (the "Company") at the direction of our Board of Directors (the "Board") to solicit proxies in connection with the 2003 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at The Regent Wall Street, 55 Wall Street, New York, New York, 10005, on December 8, 2003, commencing at 10:30 a.m., local time, or at such other time and place to which the Meeting may be adjourned or postponed.

         All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the seven persons named under "Proposal I-Election of Directors" as nominees for election as our directors for a one-year term expiring at our annual meeting of stockholders in 2003 and until their successors are duly elected and qualified,
(ii) FOR the ratification of the appointment by the Board of the independent auditors named under "Proposal II-Ratification of Appointment of Independent Auditors" and (iii) at the discretion of the proxy holders, with regard to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. The Board has designated Paul C. White and Shimmy Zimels as proxies for the solicitation on behalf of the Board of proxies of our stockholders to vote on all matters as may properly come before the Meeting and any adjournment of the Meeting.

         A proxy may be revoked at any time by providing written notice of such revocation to deltathree, Inc., 75 Broad Street, 31st Floor, New York, New York 10004, which notice must be received prior to the Meeting. If notice of revocation is not received prior to the Meeting, a stockholder may nevertheless revoke a proxy if he or she attends the Meeting and votes in person.

                        RECORD DATE AND VOTING SECURITIES

         The close of business on October 29, 2003 is the record date (the "Record Date") for determining the stockholders entitled to vote at the Meeting. At the close of business on October 29, 2003, we had issued and outstanding approximately 29,348,083 shares of our Class A Common Stock, par value $0.001 (the "Common Stock"), held by approximately 129 holders of record. No shares of our Class B Common Stock are outstanding. The Common Stock constitutes the only outstanding class of voting securities entitled to be voted at the Meeting.

                                QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and thus, shares of Common Stock held by such stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

         Each share of Common Stock entitles the holder thereof to one vote with respect to each proposal to be voted on at the Meeting. Each proposal scheduled to be voted on at the Meeting requires a majority of the outstanding shares entitled to vote on such proposal to be voted in favor of the proposal in order for the proposal to be passed.

         Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd., an Israeli company ("Atarey") beneficially owns over a majority of our outstanding Common Stock. Therefore, Atarey will control the outcome of any matter submitted to a vote of our stockholders, including the election of the directors at the Meeting.

         The accompanying proxy card is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board and to vote in favor of or against or to abstain from voting with respect to the proposal to ratify the appointment by the Board of the independent auditors.

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters, if the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, we intend to treat broker non-votes in the manner described below.

         In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding shares on behalf of our stockholders to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be "householded," the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

         Stockholders whose households received a single set of disclosure documents this year, but who would prefer to receive additional copies, may contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-937-5449.

         Stockholders who do not wish to participate in "householding" and would like to receive their own sets of our annual disclosure documents in future years, should follow the instructions described below. Stockholders who share an address with another stockholder of the Company and who would like to receive only a single set of our annual disclosure documents, should follow these instructions:

          o Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer and Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, NY 11219.

          o Stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to the beneficial ownership of shares of our Common Stock as of October 29, 2003 by:

          o each person who we know owns beneficially more than 5% of our Common Stock;

          o    each of our directors individually;

          o    each of our named executive officers individually; and

          o    all of our executive officers and directors as a group.

         Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. Each person listed below disclaims beneficial ownership of their shares, except to the extent of their pecuniary interests therein. Shares of Common
Stock that an individual or group has the right to acquire within 60 days of October 29, 2003 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

                                                             Number             Percentage(1)
                                                             ------             -------------
                                                       Shares of deltathree Class A Common Stock
                                                                   Beneficially Owned
                                                       ------------------------------------------
Principal Stockholder:
Atarey Hasharon Chevra Lepituach Vehashkaot
  Benadlan (1991) Ltd..............................        20,655,402               70.4%
    7 Giborey Israel St., P.O. Box 8468.
    South Netanya Industrial Zone 42504, Israel.

Executive Officers and Directors:
Noam Bardin(2)(3)..................................          757,421                 2.5%
Shimmy Zimels(2)(4)................................          473,407                 1.6%
Paul C. White(2)(5)................................          260,000                  *
Ehud Erez (2)(5)(6)................................          24,848                   *
Amir Gera (2)(5)...................................          24,848                   *
Elie Housman (2)(5)................................          24,848                   *
Joshua Maor (2)(7).................................          40,999                   *
Lior Samuelson (2)(5)..............................          24,848                   *
All Directors and Executive Officers as a group
  (10 persons)(8)..................................         1,453,847                4.8%

-----------

*    Less than 1%.

(1) Percentage of beneficial ownership is based on 29,348,083 shares of Common Stock outstanding as of October 29, 2003.

(2) The address for the director or executive officer listed is c/o the Company.

(3) Includes (a) 253,483 shares of Common Stock and (b) options to purchase 603,938 shares of Common Stock.

(4) Includes (a) 86,469 shares of Common Stock and (b) options to purchase 483,938 shares of Common Stock.

(5)  Represents options to purchase shares of Common Stock.

(6) Excludes the 20,655,402 shares of Common Stock owned by Atarey. Mr. Erez is currently the Chief Executive Officer of Atarey.

(7) Includes (a) 16,151 shares of Common Stock and (b) options to purchase 24,848 shares of Common Stock.

(8)  Includes options to purchase 1,196,964 shares of Common Stock.



                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         Our amended and restated certificate of incorporation provides that the number of members of our Board shall be not less than three and not more than thirteen. There are currently seven directors on the Board. At each annual meeting of stockholders, directors will be elected to hold office for a term of one year and until their respective successors are elected and qualified. All of the officers identified below under "Executive Officers" serve at the discretion of our Board.

         The Board had five regular and no special meetings during the fiscal year ended December 31, 2002. During the fiscal year ended December 31, 2002, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director. The Board has established an executive committee, a compensation committee and an audit committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are set forth below.

         The Executive Committee is empowered to act on any matter except those matters specifically reserved to the full Board by applicable law. The Executive Committee had no meetings during 2002. Amir Gera and Joshua Maor are the current members of the Executive Committee.

         The Compensation Committee is responsible for evaluating our compensation policies, determining our executive compensation policies and guidelines and administering our stock option and compensation plans. The Compensation Committee had one meeting during 2002. Amir Gera and Joshua Maor are the current members of the Compensation Committee. Please see also the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

         We do not have a standing nominating committee.

         The Audit Committee recommends to the Board the appointment of the firm selected to serve as our independent auditors and our subsidiaries and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditors our annual audit and annual financial statements; reviews with management the status of internal accounting controls; evaluates issues having a potential financial impact on us which may be brought to the Audit Committee's attention by management, the independent auditors or the Board; evaluates our public financial reporting documents; reviews the non-audit services to be performed by the independent auditors, if any; and considers the effect of such performance on the auditor's independence. During the year ended December 31, 2002, the Board examined the composition of the Audit Committee in light of the adoption by The Nasdaq Stock Market of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee during the year ended December 31, 2002 were "independent" within the meaning of Nasdaq's new rules. The Audit Committee had five meetings during 2002. Ehud Erez, Elie Housman and Lior Samuelson are the current members of the Audit Committee. Under new listing rules adopted by the Securities and Exchange Commission in connection with the Sarbanes-Oxley Act of 2002, Mr. Erez will no longer meet the required criteria for audit committee member independence due to his position with Atarey, an affiliate of the Company. The SEC has stated that listed issuers will be required to comply with the new listing rules by the date of their first annual meeting of shareholders after January 15, 2004. The Company intends to replace Mr. Erez on the Audit Committee with a new member who meets the criteria for audit committee independence prior to such date.

Audit Committee Report

         The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq SmallCap Market, has furnished the following report:

         The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2002, the Audit Committee has, among other activities, reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with management and with our independent auditors, Brightman Almagor & Co., a member firm of Deloitte & Touche. The Audit Committee has discussed with Brightman Almagor & Co. the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statement on Auditing Standards No. 61 ("Communications with Audit Committees") relating to the conduct of the audit. The Audit Committee has received written disclosures and a letter from Brightman Almagor & Co. including disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Brightman Almagor & Co. their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor's independence.

         Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                        The Audit Committee


                                        Ehud Erez
                                        Elie Housman
                                        Lior Samuelson

         The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this information by reference.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

General

         At the Meeting, seven directors will be elected to the Board to serve until our next annual meeting of stockholders and until their respective successors have been elected and qualified.

         Our Amended and Restated Certificate of Incorporation provides that a director shall hold office until the annual meeting for the year in which his or her term expires except in the case of elections to fill vacancies or newly created directorships. Each director is elected for a one-year term. Each of the nominees is now serving as director on our Board. Elie Housman, one of our current directors, is not standing for reelection as a director on our Board.

         Under our Amended and Restated By-laws, directors are elected by a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting, and thus, the seven nominees for election as directors who receive the most votes cast will be elected. Instructions withholding authority and broker non-votes will not be taken into account in determining the outcome of the election of directors.

         Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.


         The Board recommends a vote in favor of the election of the seven nominees to the Board.

Nominees for Director

         Set forth below is certain information regarding each nominee as of October 29, 2003, including such individual's age and principal occupation, a brief account of such individual's business experience during at least the last five years and other directorships currently held.

         Noam Bardin, Chairman of the Board. Mr. Bardin co-founded deltathree and has served as Chief Executive Officer and President from 2000 through June 17, 2002. Mr. Bardin has served as Chairman of the Board since April 2001. Mr. Bardin served as Vice President of Technology and Chief Technology Officer of deltathree since June 1997 before being named President and Chief Executive Officer in April 2000. He served as Global Network Director from November 1996 to May 1997. Prior to founding deltathree, he served as Director of Operations at Ambient Corporation. Mr. Bardin earned an MPA from Harvard University and a BA in Economics from the Hebrew University.

         Ilan Biran, 57 - Director Nominee. Mr. Biran brings a wealth of business and management experience from the telecom and defense industries. Most recently, from 1999 to 2003, Mr. Biran served as the President and CEO of Bezeq Ltd. - the Israeli PTT, with annual sales of over $2 billion and approximately
16,000 employees. Mr. Biran holds the rank of Major General (res.) in the Israeli Defense Force where, as Commander of the IDF's Central Command, he played an active role in reaching the peace agreements with Jordan and the Palestinian Authority. From 1996 to 1999, he served as the Director General of the Israeli Ministry of Defense, and prior to that command, he held a wide variety of senior-level positions in other Israeli units, since 1964. Mr. Biran holds a B.A. in Economics and Business Administration from Bar-Ilan University, and holds an Associate Diploma in Strategy and Political Economic Research from Georgetown University. He is also a graduate of the U.S. Marine Corps Command and Staff College. In addition, Mr. Biran's public activities include: serving as the Israeli Prime Minister's Special Coordinator for POWs and MIAs; is a member of the Board of Trustees of Haifa University; is a member of the Shevach-Mofet High School Executive Committee and; since 1996, has served as the Chairman of the Board of Directors of the Israeli Oil Refineries, Ltd.

         Ehud Erez, 47 - Director. Mr. Erez has served as a director of deltathree since February 2002. Mr. Erez has served as the Chief Executive Officer of Atarey and President and Chief Financial Officer of El-Ad Group (Canada) since July 2001. Prior to July 2001, Mr. Erez was Auditor, Accountant and Partner of several accounting firms, including KPMG and Arthur Andersen. Prior to January 1985 Mr. Erez was a Revenue Inspector/Auditor for the Treasury Department in Jerusalem. Mr. Erez was an active member of the Auditing Standards Board of the Institute of Certified Public Accountants. He is a graduate of Hebrew University with a BA in Economics and Accounting and holds a CPA.

         Amir Gera, 42 - Director. Mr. Gera has served as a director of deltathree since June 2001. Since January 2002, Mr. Gera has served as the Chief Executive Officer of Green Venture Capital Ltd., an investment holding company which engages primarily in acquiring holdings in venture capital funds. In addition, Mr. Gera has served as the Chief Executive Officer of Commutech Holding & Investments Ltd since March 2001. From 1993 through 2000, Mr. Gera was the Assistant Director General of Emet Neveh Savion Ltd., which owns and manages real estate assets.

         Joshua Maor, 67(Y)Director. Since January 2002, Mr. Maor has served as the Chairman of Green Venture Capital Ltd., an investment holding company which engages primarily in acquiring holdings in venture capital funds, and the Chairman of Commutech Holding & Investments Ltd., an investment holding company which engages primarily in investments in high tech companies. Mr. Maor served as both the Chairman and Chief Executive Officer Green Venture Capital Ltd from 1997 to January 2002. From 1996 through 1997, Mr. Maor was the Chairman of I.B.M. Israel Ltd., which distributes and provides services for I.B.M. products, and I.B.M. Science and Technology Ltd., a research and development company. Mr. Maor served as a member of our Advisory Board from 1997 through 1998.

         Lior Samuelson, 54(Y)Director. Mr. Samuelson has served as a director of deltathree since August 2001. Since August 1999, Mr. Samuelson has served as a Co-Founder and Principal of Mercator Capital. His experience includes advising clients in the Technology, Communications and Consumer sectors on mergers, acquisitions and private placements. From March 1997 to August 1999, Mr. Samuelson was the President and CEO of PricewaterhouseCoopers Securities. Prior to that, he was the President and CEO of The Barents Group, a merchant bank specializing in advising and investing in companies in emerging markets. Mr. Samuelson was also the Co-Chairman of Peloton Holdings, a Private Equity management company. Before that, he was a managing partner with KPMG and a senior consultant at Booz, Allen & Hamilton. Mr. Samuelson earned B.S. and M.S. degrees in Economics from Virginia Polytechnic University.

         Shimmy Zimels, 38 (Y) President and Chief Executive Officer and Director. Mr. Zimels has served as Chief Executive Office and President since 2002, and served as Vice President of Operations and Chief Operating Officer of deltathree since June 1997, before being named President and Chief Executive Officer in June 2002. Mr. Zimels is responsible for overseeing all operations, including network operations and customer accounts. Prior to joining deltathree, Mr. Zimels was the Controller and Vice President of Finance at Net Media Ltd., a leading Israel-based Internet Service Provider, from June 1995 to June 1997. From April 1991 to May 1995, Mr. Zimels was a senior tax auditor for the Income Tax Bureau of the State of Israel. Mr. Zimels graduated with distinction from Hebrew University with a degree in Economics and Accounting and holds a Masters in Economics from Hebrew University.

                                   PROPOSAL II
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         Subject to ratification by our stockholders, on the recommendation of the Audit Committee, the Board has reappointed Brightman Almagor & Co., a member firm of Deloitte & Touche, as independent auditors to audit our financial statements for the fiscal year ending December 31, 2003.

         Representatives of Brightman Almagor & Co. are invited to the Meeting and will have an opportunity to make a statement if they so desire and may be available to respond to appropriate questions.

         The ratification of the selection of Brightman Almagor & Co. as our independent auditors for the fiscal year ending December 31, 2003 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effective as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

         The Board believes that a vote for the proposal to ratify the appointment by the Board of the independent auditors as described above is in the best interests of our stockholders and us and unanimously recommends a vote "FOR" such proposal.


Audit and Non-Audit Fees

         The following table presents fees billed or expected to be billed to us by our independent auditors, Brightman Almagor & Co., a member firm of Deloitte & Touche, for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2002 and December 31, 2001, and fees billed for other services rendered during those periods.


                                                   2001         2002
                                                   ----         ----
Audit fees                                     $ 54,000     $ 54,000
Audit related fees                                    -        4,000
Tax fees                                              -            -
Other Fees                                            -            -
-----------------------------------------------------------------------
Total                                          $ 54,000     $ 58,000
-----------------------------------------------------------------------


         In the above table, in accordance with new SEC definitions and rules, "audit fees" are fees we paid Brightman Almagor & Co. for professional services for the audit of our annual financial statements and review of financial statements included in our quarterly reports filed with the SEC, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and consultation regarding financial accounting and/or reporting standards; "audit-related fees" are fees billed by Brightman Almagor & Co. for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence related to potential merger; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees billed by Brightman Almagor & Co for any services not included in the first three categories.

Executive Officers

         Set forth below is a brief description of the present and past business experience of each of the persons who serve as our executive officers or key employees who are not also serving as directors.

Paul C. White, 41 - Chief Financial Officer and Secretary. Mr. White has served as our Chief Financial Officer since September 2000 and is responsible for corporate finance and all financial aspects of our operations, including accounting, tax, treasury, financial analysis, billing, internal audit, investor relations, real estate and procurement functions. Mr. White brings a vast array of experience in both the telecommunications and Internet industries having served as President and Chief Executive Officer of TelecomRFQ, Inc., a business-to-business start-up designed to facilitate telecommunications procurement between business buyers and major suppliers. Mr. White cultivated his expertise in both telecommunications and the Internet with senior level positions at Buyersedge.com, where he served as Vice President of Operations & Finance, and at Southern New England Telecommunications (SNET), the SBC Communications, Inc. subsidiary, where he served as Director of IT Strategy & Finance, Director of Corporate Development and Director of Finance & Business Development between 1995 and 1999. Mr. White has also worked in senior level positions at Ernst & Young, LLP and Arthur Andersen, LLP. Mr. White has a BBA and an MBA from Hofstra University, as well as a CPA.


                                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

         The following table sets forth certain summary information concerning the compensation paid or awarded for services rendered during each of our last three fiscal years to our chief executive officer and each of our two other most highly compensated executive officers in 2000, 2001 and 2002 whose total salary and bonus exceeded $100,000. These three executive officers are referred to in this Proxy Statement as "named executive officers".

                                                   Annual Compensation         Long-Term Compensation
                                                 ----------------------      ---------------------------
                                                                             Securities
                                                                             Underlying     All Other
Name and Principal Position          Year        Salary ($)   Bonus ($)      Options(#)    Compensation
---------------------------          ----        ----------   ---------      ----------    ------------
Shimmy Zimels (1)
   President and Chief Executive     2002        182,335           --          100,000          --
   Officer and former Chief          2001        214,395           --               --          --
   Operating Officer................ 2000        187,500      112,000          130,000          --


                                     2002        182,335           --          100,000          --
Paul C. White                        2001        201,391           --               --          --
  Chief Financial Officer........... 2000         59,500       21,000          160,000          --

Noam Bardin (1)
    Chairman of the Board and        2002        111,060           --          100,000          --
   Former President and Chief        2001        264,267           --               --          --
   Executive Officer................ 2000        229,167      142,000          250,000          --


(1) Mr. Noam Bardin was our President and Chief Executive Officer until June 16, 2002. Mr. Shimmy Zimels, our former Chief Operating Officer, was appointed our Chief Executive Officer effective June 17, 2002.


Option Grants During 2002

         The following table sets forth information regarding each stock option granted during fiscal year 2002 to each of the named executive officers.

                                Individual Grants

           ----------------------------------------------------------------------------------------------
                                    Shares of                                             Potential
                                   Common Stock     % of Total   Exercise            Realizable Value at
                                    Underlying       Options      Price               Assumed Rates of
                                     Options        Granted to     Per                   Stock Price
                                   Granted (#)     Employees in   Share   Expiration  Appreciation for
                    Name               (1)         Fiscal Year    ($/Sh)    Date       Option Term (2)
           ----------------------------------------------------------------------------------------------
                                                                                        5%        10%
           ----------------------------------------------------------------------------------------------
                Shimmy Zimels        100,000          7.45%        1.02    3/12/09    $41,524   $96,769
           ----------------------------------------------------------------------------------------------
                Paul C. White        100,000          7.45%        1.02    3/12/09    $41,524   $96,769
           ----------------------------------------------------------------------------------------------
                 Noam Bardin         100,000          7.45%        1.02    3/12/09    $41,524   $96,769
           ----------------------------------------------------------------------------------------------

(1) The options were granted pursuant to the Company's 1999 Stock Incentive Plan (the "Plan"). The options granted to the named executive officers are non-qualified stock options and vest annually in three equal installments commencing one year from the date of grant.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

Option Exercises in Fiscal 2002 and Year-End Option Values

         The following table sets forth information for the named executive officers with respect to option exercises during 2002 and the value as of December 31, 2002 of unexercised in-the-money options held by each of the named executive officers.

--------------------------------------------------------------------------------------------------------------------
                                                                                Number of
                                                                               Securities             Value of
                                                                               underlying           Unexercised
                                                                               Unexercised          In-The-Money
                                                                               Options at            Options at
                                  Shares                                      Year End (#)          Year-End ($)
                                 Acquired                   Value              Exercisable          Exercisable
Name                          On Exercise (#)           Realized ($)         /Unexercisable        /Unexercisable
--------------------------------------------------------------------------------------------------------------------
Shimmy Zimels..........             --                       --             383,938 /100,000            --
--------------------------------------------------------------------------------------------------------------------
Paul C. White..........             --                       --              160,000/100,000            --
--------------------------------------------------------------------------------------------------------------------
Noam Bardin ...........             --                       --              503,938/100,000            --
--------------------------------------------------------------------------------------------------------------------

Compensation Committee Interlocks and Insider Participation

         Executive compensation decisions in 2002 were made by the Compensation Committee. During 2002, no interlocking relationship existed between our Board and the board of directors or compensation committee of any other company.

Director Compensation

         During 2002, we paid $10,000 to each of Lior Samuelson and Elie Housman for their services as directors, and paid $5,000 to Noam Bardin for his services as a director for the one-half year term he served as a non-management director. We anticipate paying $10,000 to each outside director in 2003.

         Directors are reimbursed for the expenses they incur in attending meetings of the Board and Board committees. Under our 1999 Directors' Plan, each director who is not our employee receives options to purchase 24,848 shares of Common Stock on the date such director is elected to the Board. In addition, under our 1999 Directors' Plan, each non-employee director will be eligible to receive on an annual basis options to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value on the date of grant at the time of our Annual Meeting.

1999 Directors' Plan

         The purposes of the 1999 Directors' Plan are to enable us to attract, maintain and motivate qualified directors and to enhance a long-term mutuality of interest between our directors and stockholders of our Common Stock by granting our directors options to purchase our shares.

         Under the Directors' Plan, on the first business day following each annual meeting of our stockholders during the term of the Directors' Plan, each director who is not our employee will be granted options to acquire 10,000 shares of our

Common Stock with an exercise price per share equal to the fair market value of a share of our Common Stock on the date of grant. These options will have a seven-year term and will become exercisable on the first anniversary of the date of grant. In addition, each director who was not our employee on the date of the completion of our initial public offering was granted options to acquire 24,848 shares of our Common Stock with an exercise price per share equal to the initial public offering price. Each individual who becomes a director will be granted options to acquire 24,848 shares of our Common Stock with an exercise price per share equal to the fair market value on the date of grant. These options will have a seven-year term and will be immediately exercisable. The maximum number of shares that may be issued under the Directors' Plan is 600,000 shares of Common Stock. The plan will terminate December 31, 2009, unless sooner terminated by our stockholders.

Employment Agreements

         We currently have employment agreements in place with Messrs. White and Zimels, each with the following principal terms:

         o The agreements, as amended, are effective until August 31, 2004, and shall thereafter automatically renew for one-year periods unless either party provides the other party with written notice of non-renewal at least 60 days prior to expiration of a term.

         o Pursuant to the agreements, Mr. Zimels and Mr. White are entitled to receive a base salary of $225,000 and $213,000, respectively. Such base salary shall be increased on each January 1, commencing January 1, 2003, by an amount equal to his base salary then in effect, multiplied by the applicable cost of living index during the prior year. The employee's base salary, as adjusted for cost of living increases, may be further increased at the option and in the discretion of the Board.

         o The employee's options are immediately exercisable in full upon a change of control. The employee's options, following any termination of the employee's employment, other than for cause, remain exercisable for the lesser of two years and the remaining term of his options.

         o If employee's employment is terminated by us without cause or by the employee for good reason (which includes, without limitation, a reduction in salary and/or bonus opportunity, a change of control and a material reduction in duties and
                  responsibilities),   the   employee  is  entitled  to  receive
                  previously earned, but unpaid salary, vested benefits and a payment equal to his base salary as in effect immediately prior to the termination date.

         o If employee dies or is unable to perform his duties, he or his representative, estate or beneficiary will be paid, in addition to any previously earned but unpaid salary and vested benefits, 12 months' total base salary reduced, in the case of disability, by any disability benefits he receives.

         On September 1, 2002, the employment agreements that were then in place for Mr. Zimels and Mr. White were extended until August 31, 2004. Messrs. Zimels' and White's have kept their voluntary pay reduction in effect at $180,000 each whereas their current contractual salaries have increased to $232,650 and $220,242, respectively, due to a cost-of-living increase clause included in their respective contracts.

             Compensation Committee Report on Executive Compensation

         The Compensation Committee is responsible for recommending to the Board of Directors the overall executive compensation strategy of the Company and for the ongoing monitoring of the compensation strategy's implementation. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Compensation Committee to recommend new incentive compensation plans and to implement changes and improvements to existing compensation plans, including the 1999 Stock Incentive Plan, the 1999 Performance Incentive Plan, the 1999 Employee Stock Purchase Plan and the 1999 Directors' Plan. The Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of its members.

Overall Policy

         The Compensation Committee believes that the stability of the Company's management team, as well as the Company's ability to continue to incentivize management and to attract and retain highly qualified executives for its expanding operations, will be a contributing factor to the Company's continued growth and success. In order to promote stability, growth and performance, and to attract new executives, the Company's strategy is to compensate its executives with an overall package that the Company believes is competitive with those offered by similarly situated companies and which consists of (i) a stable base salary set at a sufficiently high level to retain and motivate these officers but generally targeted to be in the lower half of its peer group comparables, (ii) an annual bonus linked to the Company's overall performance each year and to the individual executive's performance each year and (iii) equity-related compensation which aligns the financial interests of the Company's executive officers with those of the Company's stockholders by promoting stock ownership and stock performance through the grant of stock options and stock appreciation rights, restricted stock and other equity and equity-based interests under the Company's various plans.

         Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical and life insurance. Base salary, bonuses and benefits are paid by the Company and its subsidiaries.

Federal Income Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million (the "Deductibility Limit"), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. The Compensation Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under section 162(m) of the Code. While the Company does not expect to pay its executive officers compensation in excess of the Deductibility Limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.

         With respect to the 1999 Performance Incentive Plan described below, because the 1999 Performance Incentive Plan was in existence prior to the completion of the Company's initial public offering, the Deductibility Limit generally will not apply to payments under such plan until the Company's annual general meeting of stockholders to be held in 2001, the first meeting of the Company's stockholders at which directors will be elected after the close of the third calendar year following the calendar year in which the initial public offering was closed.

Base Salary

          The base salaries for the named executive officers are based upon employment agreements between the Company and such officers.

Annual Incentive Bonuses

         The Board of Directors approved the 1999 Performance Incentive Plan established by RSL COM. The Company established the Performance Incentive Plan to enable the Company and its subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance. The Performance Incentive Plan is effective through and including the year 2005, unless extended or earlier terminated by the Board of Directors. As part of the Performance Incentive Plan, the Compensation Committee may determine that any bonus payable under the Performance Incentive Plan be paid in cash, in shares of Common Stock or in any combination thereof, provided that at least 50% of such bonus is required to be paid in cash. In addition, the Performance Incentive Plan permits a participant to elect to defer payment of his or her bonus on terms and conditions established by the Compensation Committee. No more than 400,000 shares of Common Stock may be issued under the Performance Incentive Plan.

         Under the 1999 Performance Incentive Plan, bonuses may be payable if the Company meets any one or more of the following performance criteria, which are set annually by the Compensation Committee: (i) revenues; (ii) operating income; (iii) gross profit margin; (iv) net income; (v) earnings per share; (vi) maximum capital or marketing expenditures; or (vii) targeted levels of customers.

         Under the 1999 Performance Incentive Plan, bonus amounts are determined as follows: if 100% of such targets are achieved, the bonus potentially payable to participants will generally equal 35% of their base salary for such year, if 80% of such targets are achieved, the bonus potentially payable to participants will generally equal 25% of their base salary for such year, and if less than 80% of such targets are achieved, the participants will generally not be entitled to receive any bonus for such year. To the extent the Company's results exceed 80% of the targets but is less that 100% of the targets, the amount of the bonus payable to participants will be adjusted proportionately based on where such results fall within the ranges set forth above. Any such bonus will consist of two components. Fifty percent of the amount determined pursuant to the formula described above will be payable if the targets are achieved. Up to an additional 50% of such amount will be payable in the discretion of the Compensation Committee. In addition, the 1999 Performance Incentive Plan permits the Compensation Committee to grant discretionary bonuses to participants, notwithstanding that a bonus would not otherwise be payable under the 1999 Performance Incentive Plan, to recognize extraordinary individual performance.

         With respect to 2002, there were no bonuses awarded to any executive officer. Pursuant to the terms of the 1999 Performance Incentive Plan, any awards would have been paid in the current year, promptly following the completion of the audit of the Company's 2002 financial statements.

Long-Term Incentive Compensation

         The Company reinforces the importance of producing satisfactory returns to stockholders over the long term through the operation of the 1999 Stock Incentive Plan and the 1999 Directors' Plan. For a discussion relating to the 1999 Directors' Plan, refer to the section entitled "1999 Directors' Plan" in this Proxy Statement. Grants of stock, stock options, stock unit awards and stock appreciation rights under such plans provide executives with the opportunity to acquire an equity interest in the Company and align the executive's interest with that of the stockholders to create stockholder value as reflected in growth in the market price of the Common Stock.

1999 Stock Incentive Plan

         The Board of Directors adopted the 1999 Stock Incentive Plan in conjunction with the Company's initial public offering. The purposes of the 1999 Stock Incentive Plan are to foster and promote the long-term financial success of the Company and materially increase stockholder value by (i) motivating superior performance by means of performance-related incentives, (ii) encouraging and providing for the acquisition of an ownership interest in the Company by executive officers and other key employees and (iii) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

         Under the 1999 Stock Incentive Plan, the Compensation Committee is authorized to grant options for up to 4,000,000 shares of Common Stock. This represented, upon completion of the initial public offering, approximately 15% of the outstanding shares of the Company, on a fully diluted basis. Options granted under the 1999 Stock Incentive Plan are to be granted to certain officers of the Company and to other employees and consultants of the Company. Directors who are non-employees of the Company are prohibited from participating in the 1999 Stock Incentive Plan.

         The 1999 Stock Incentive Plan is administered by the Compensation Committee and provides for the grant of (i) incentive and non-incentive stock options to purchase Common Stock; (ii) stock appreciation rights, which may be granted in tandem with or independently of stock options; (iii) restricted stock and restricted units; (iv) incentive stock and incentive units; (v) deferred stock units; and (vi) stock in lieu of cash. The maximum number of shares for which options or stock appreciation rights may be granted to any one participant in a calendar year is 600,000. As of December 31, 2002, the Company has granted options to acquire an aggregate of [2,591,205] shares of Common Stock.

Chief Executive Officer's Fiscal 2002 Compensation

         Mr. Noam Bardin was our chief executive officer until June 17, 2002. Under the terms of his employment agreement, Mr. Bardin was entitled to receive an aggregate annual base salary of $266,513. However, during 2002, Mr. Bardin received an aggregate of $111,060, which did not include any bonus compensation, due to his voluntary pay reduction and subsequent resignation in June 2002. Mr. Shimmy Zimels, who became our chief executive officer effective June 17, 2002, is entitled to an annual base salary of $232,650 pursuant to the terms of his employment agreement. During 2002, Mr. Zimels received an aggregate of $182,335, which did not include any bonus compensation, due to his voluntary pay reduction.

                                                     Submitted by:

                                                     The Compensation Committee
                                                     Amir Gera
                                                     Joshua Maor

                             STOCK PERFORMANCE CHART

         The following chart compares the cumulative total stockholder return on our Common Stock from the date of our initial public offering (November 22, 1999) through December 31, 2002 with the cumulative total return on The Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. For purposes of the chart, it is assumed that the value of the investment in our Common Stock and each index was $100 on November 22, 1999. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.



                                                            Cumulative Total Return
                                ---------------------------------------------------------------------------------
                                11/23/99    12/99     3/00     6/00     9/00    12/00     3/01     6/01     9/01
                                --------- -------- -------- --------  ------- -------- -------- -------- --------
deltathree, Inc.                 $100.00  $171.67  $139.59   $97.09    24.17     7.92     8.33     4.93     5.33
Nasdaq Stock Market (U.S.)        100.00   121.58   136.49   118.68   109.21    73.13    54.59    64.34    44.64
Nasdaq Telecommunications Market  100.00   113.25   120.23    94.90    75.76    48.24    42.50    40.24    29.31
                                ---------------------------------------------------------------------------------

                                   12/01     3/02     6/02     9/02    12/02
                                --------- -------- -------- --------  -------
deltathree, Inc.                    6.00     7.13     4.14     3.20     3.20
Nasdaq Stock Market (U.S.)         58.03    55.01    43.85    35.18    40.13
Nasdaq Telecommunications Market   32.29    23.02    13.89    12.74    14.89
                                ---------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 6, 2003, we announced that we had received a letter from D3 Acquisition, Inc. relating to a proposal to purchase all of our outstanding shares not held by Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd. ("Atarey") and its affiliates for a price of $0.70 per share in cash by means of a cash tender offer. The proposal contemplated that upon successful completion of the tender offer, D3 Acquisition would merge into us and we would survive and continue as a wholly owned private subsidiary of Atarey. D3 Acquisition is a wholly owned special purpose acquisition corporation formed by Atarey. Together, Atarey and its affiliates currently own approximately 71% (20,655,402 shares) of our outstanding common stock. Ehud Erez, a member of our Board of Directors, is currently the Chief Executive Officer of Atarey. Our board of directors formed a special committee comprised of independent directors to evaluate the proposal and negotiate its terms. The special committee of our board of directors retained Kaufman Bros., L.P. as its financial advisor to assist the special committee in evaluating strategic alternatives, including a possible sale of the company. Among other things, Kaufman Bros. assisted the special committee in its assessment of the D3 Acquisition proposal. On July 17, 2003, we announced that we had mutually concluded with Atarey that the proposed tender offer was inadequate, and at such time, D3 Acquisition indicated that it did not intend to propose any subsequent offer for the shares of deltathree not held by Atarey and its affiliates. Upon our announcement that we were evaluating the D3 Acquisition offer, litigation was commenced against our Board members and us with respect to the transaction contemplated by the proposal. Such litigation has been dismissed without prejudice in July 2003.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of us.
Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.

         To our knowledge, based solely upon our review of the copies of such reports furnished to us, we believe that all of our directors, officers and greater than 10% stockholders have complied with the applicable Section 16(a) reporting requirements, except for the Statements of Beneficial Ownership on Form 3 relating to the beneficial ownership of shares of Common Stock by Ehud Erez, Issakhar Hacmun, Elie Housman and Lior Samuelson, which were not filed on a timely basis.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which in certain circumstances may require the inclusion of qualifying proposals in our Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to our 2004 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than June 1, 2004. Such proposals should be directed to us at 75 Broad Street, 31st Floor, New York, New York 10004.

         Except in the case of proposals made in accordance with Rule 14a-8, our Amended and Restated By-laws require that stockholders desiring to bring any business before our 2004 Annual Meeting of Stockholders deliver written notice thereof to us not less than 90 days nor more than 120 days prior to such meeting and comply with all other applicable requirements of the By-laws. However, in the event that our 2004 Annual Meeting is called for a date that is not within 30 days before or after the date of the Meeting, the notice must be received by the close of business on the 10th day following the public disclosure of the date of the annual meeting or the mailing of notice of the annual meeting.

                                  OTHER MATTERS

         The Board knows of no matters other than those described herein that will be presented for consideration at the Meeting and does not intend to bring any other matters before the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

                                  MISCELLANEOUS

         We will bear all costs incurred in the solicitation of proxies. In addition to the solicitation by mail, our officers and employees may solicit proxies by mail, facsimile, telephone or in person, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

         ADDITIONAL COPIES OF OUR ANNUAL REPORT WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO DELTATHREE, INC., 75 BROAD STREET, 31ST FLOOR, NEW YORK, NEW YORK 10004.

                                        By Order of the Board of Directors,

                                        /s/ Paul C. White

                                        Paul C. White
                                        Secretary

New York, New York
November 5, 2003

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                DELTATHREE, INC.
                                DECEMBER 8, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                               "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------


1. Election of Directors:

[ ] FOR ALL NOMINEES            O Noam Bardin
                                O Ilan Biran
[ ] WITHHOLD AUTHORITY          O Ehud Erez
    FOR ALL NOMINEES            O Amir Gera
                                O Joshua Maor
[ ] FOR ALL EXCEPT              O Lior Samuelson
    (See instructions below)    O Shimmy Zimels

2. To ratify the appointment of Brightman Almagor & Co., a member firm of Deloitte & Touche, as our independent auditors for the fiscal year ending December 31, 2003.

                FOR             AGAINST         ABSTAIN
                [ ]               [ ]             [ ]

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no specification is given, this Proxy will be voted (i) FOR the election of each of the nominees for director; (ii) FOR the ratification of the appointment by the Board of Directors of the independent auditors; and (iii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [ ]
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]



Signature of Stockholder _________________________________________

Date: ___________


Signature of Stockholder _________________________________________

Date: ___________


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                DELTATHREE, INC.
                          75 BROAD STREET, 31ST FLOOR
                            NEW YORK, NEW YORK 10004
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON DECEMBER 8, 2003

         The undersigned hereby appoints Paul C. White and Shimmy Zimels, each of them with full power of substitution and resubstitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of deltathree, Inc. (the "Company") to be held on Monday, December 8, 2003 at 10:30 a.m., local time, at The Regent Wall Street, 55 Wall Street, New York, New York 10005, and at any adjournment or postponement thereof and thereat to vote all of the shares of the common stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. The Board of Directors recommends that you vote FOR the following proposals.

         You are encouraged to specify your choice by marking the appropriate box but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

                (Continued and to be signed on the reverse side)